Exhibit 3.1

WALKER & DUNLOP, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.         PRINCIPAL OFFICE. The principal office of Walker & Dunlop, Inc. (the “Corporation”) shall be located at such place or places as the board of directors (the “Board of Directors”) may designate.

Section 2.         ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.         PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be set by the Board of Directors and stated in the notice of the meeting. The Board of Directors is authorized to determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2.         ANNUAL MEETING. An annual meeting of the stockholders for the election of directors (the “Directors”) and the transaction of any business within the powers of the Corporation shall be held each year at a convenient location and on proper notice, on a date and at the time set by the Board of Directors, beginning with the year 2011. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 3.         SPECIAL MEETINGS.

(a)    General. Each of the chair of the board, the chief executive officer, the president or a majority of the Directors then in office may call special meetings of the stockholders. A special meeting of stockholders shall be held on the date and at the time and place set by the chair of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to Section (b) of this Section 3, a special meeting of the stockholders shall also be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at any such meeting (the “Special Meeting Percentage”).

(b)    Stockholder-Requested Special Meetings.

(1)    Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (C) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (iv) be sent to the secretary by registered mail, return receipt requested, and (v) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke such stockholder’s request for a special meeting at any time by written revocation delivered to the secretary.

(3)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within 20 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within 20 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)    The chair of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4.         NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give notice to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting in writing or by electronic transmission stating the time and place (if any) of the meeting, the means of remote communication (if any) by which the stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Such notice may be delivered either by mail or nationally recognized private delivery service, by presenting it to such stockholder personally, by leaving it at their residence or usual place of business, or by any other means permitted under Maryland law, including by transmitting it to such stockholder by electronic mail to any electronic mail address of such stockholder or through any other electronic transmission by the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at their address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 5.         SCOPE OF NOTICE. Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 6.         ORGANIZATION AND CONDUCT. Every meeting of the stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, the chair of the board, if there be one, or, in the case of vacancy in office or absence of the chair of the board, one of the following officers present shall conduct the meeting in the order stated: the chief executive officer, the president, the chief operating officer, if there be one, the vice presidents in their order of rank and, within each rank, in order of seniority, or, if no such officer is present, a chair chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or, in their absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chair, shall act as secretary. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting.

 The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) determining when and for how long the polls should be open and closed; (h) recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either announced at the meeting or provided at a future time through means announced at the meeting; (i) concluding a meeting; and (j) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.         QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum, but this section shall not affect any requirement under any statute or under the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chair of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

 The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than would be required to establish a quorum.

Section 8.         VOTING. Except as otherwise provided in this section, each nominee for election as a Director shall be elected as a Director only if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (a) the secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a Director in accordance with the advance notice requirements contained in Article II, Section 12 of these Bylaws and (b) such nomination has not been withdrawn by the stockholder on or before the close of business on the tenth day preceding the date the Corporation first mails its meeting notice to stockholders, resulting in more Director nominees than Directors to be elected at the meeting. Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share of stock is entitled to be voted, without any right to cumulate votes. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different proportion of the votes cast or entitled to be cast is required herein or by statute or by the charter of the Corporation. Unless otherwise provided in the charter of the Corporation, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be by voice unless the presiding officer shall order that voting be by ballot.

Section 9.         PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy (a) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law, (b) that is compliant with Maryland law and these Bylaws, and (c) that is filed with the procedure established for the meeting. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

 Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 10.       VOTING OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Corporation registered in the name of a corporation, partnership, limited liability company, corporation or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager or director thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person (1) has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or pursuant to an agreement of the partners of the partnership or of the members of the limited liability company, and (2) presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any director or other fiduciary may vote shares of stock registered in their name as such fiduciary, either in person or by proxy.

 Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

 The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 11.       INSPECTORS. The Board of Directors or chair of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for any meeting of stockholders. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results, hear and determine all challenges and questions arising in connection with the right to vote and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chair of the meeting.

 Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.       ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER PROPOSALS BY STOCKHOLDERS.

(a)            Annual Meetings of Stockholders.

(1)    Nominations of individuals for election to the Board of Directors and the proposal of business other than nominations of Directors to be considered by the stockholders at an annual meeting of stockholders shall be made: (i) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided in this Section 12(a) and at the time of the annual meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who complied with the notice procedures set forth in Sections 12(a)(2), (4) and (5), in the case of nominations of Directors, and Sections 12(a)(3) and (4), in the case of business other than the nomination of Directors. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 12(a).

(2)    For nominations to be properly brought before an annual meeting by a stockholder pursuant to Section 12(a)(1)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation (the “Stockholder Notice”) containing the information specified in this Section 12(a)(2). To be timely, such Stockholder Notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Stockholder Notice shall:

 (i) set forth as to each person whom the stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), (A) a description of all agreements, arrangements or understandings between such stockholder and any Stockholder Associated Person (as defined below), on the one hand, and such Proposed Nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is to be made by such stockholder, (B) all other information relating to such Proposed Nominee and any Stockholder Associated Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

 (ii) set forth as to the stockholder giving such Stockholder Notice, each Proposed Nominee and any Stockholder Associated Person, the additional information specified in Section 12(a)(4) below;

 (iii) contain a certificate executed by the stockholder certifying that such stockholder (A) will comply with Rule 14a-19 promulgated under the Exchange Act in connection with its solicitation of proxies in support of any Proposed Nominee; (B) intends, or the Proposed Nominee or any Stockholder Associated Person intends, or is part of a group which intends, to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of such Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act; (C) will notify the Corporation as promptly as practicable of any determination by the stockholder to not solicit proxies for the election of any Proposed Nominee as a director at the annual meeting; and (D) will furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of Section 12 have been complied with and of evaluating any nomination described in the Stockholder Notice; and

 (iv) contain a certificate executed by each Proposed Nominee (A) certifying that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (III) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves; (B) attaching copies of any and all requisite permissions or consents; and (C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(3)    For business other than the nomination of Directors to be properly brought before an annual meeting by a stockholder pursuant to Section 12(a)(1)(iii), the stockholder must have given a timely Stockholder Notice in writing to the secretary of the Corporation containing the information specified in this Section 12(a)(3). To be timely, such Stockholder Notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Stockholder Notice shall set forth: (i) a brief description of the business desired to be brought before the meeting (including the complete text of any proposed resolutions or proposed amendments to these Bylaws or other governing documents of the Corporation), the reasons for conducting such business at the meeting, a brief written statement of the reasons why the stockholder and any Stockholder Associated Person support such business, and any material interest in such business of such stockholder and of such beneficial owner (if any); (ii) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and any Stockholder Associated Person, on the one hand, and any of their respective affiliates or associates and any others (including their names) acting in concert with any of the foregoing, on the other hand, and a representation that such stockholder and such beneficial owner (if any) will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made; (iii) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act; and (iv) as to the stockholder giving such Stockholder Notice and any Stockholder Associated Person, the additional information specified in Section 12(a)(4) below.

(4)    Each Stockholder Notice delivered pursuant to Section 12(a)(2) or Section 12(a)(3) also must contain the following information as to the stockholder giving the Stockholder Notice and any Stockholder Associated Person:

 (i)  the name and address of such stockholder, as they appear on the Corporation’s books, of any Proposed Nominee and of any Stockholder Associated Person;

 (ii)  the class or series and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, any Proposed Nominee and any Stockholder Associated Person, including the proportionate interest in the shares of stock of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder or such Stockholder Associated Person (if any) is a general partner or a direct or indirect beneficial owner of an interest in a general partner, as of the date of the Stockholder Notice, and a representation that such stockholder and such Stockholder Associated Person will notify the Corporation in writing of the class or series and number of such shares (including the proportionate interest in the shares held through a general or limited partnership) owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

 (iii)  a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder and/or such Stockholder Associated Person (if any) as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or Stockholder Associated Person or any of their respective affiliates, and a representation that such stockholder and such Stockholder Associated Person (if any) will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date is first made;

 (iv)  a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be, and acknowledges that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominee or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered;

 (v)  a representation as to whether such stockholder or such Stockholder Associated Person (if any) intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of stock required to elect the Proposed Nominee or to approve or adopt the other business proposal, as the case may be, and/or (B) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal, as the case may be;

 (vi) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this paragraph (4), the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

 (vii)  the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and

 (viii)  to the extent known by the stockholder giving the notice, the name and address of any other stockholder person supporting the nominee for election or reelection as a director or the proposal of other business.

(5)    Notwithstanding anything to the contrary in this Section 12(a), in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a Stockholder Notice required by Section 12(a)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

(6)    For purposes of this Section 12, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)            Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 12(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a Proposed Nominee or Proposed Nominees (as the case may be) as specified in the Corporation’s notice of meeting, if the Stockholder Notice containing the information and certifications required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Stockholder Notice as described above.

(c)            General.

(1)    If any information or certification submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or the Board of Directors or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the stockholder pursuant to this Section 12, (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) promulgated under the Exchange Act submitted by the stockholder pursuant to this Section 12 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder fails to provide such written verification, update or certification within such period, the secretary or the Board of Directors or any committee thereof may treat the information as to which written verification, update or certification was requested as not having been provided in accordance with the procedures set forth in this Section 12.

(2)    Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. For the avoidance of doubt, a stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at a meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 12 of this Article II (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 12). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder shall provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 12 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(3)    Notwithstanding the foregoing provisions of this Section 12, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the judgment of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4)    For purposes of this Section 12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act.

(5)    Sections 12(a) and (b) shall be the exclusive means for a stockholder to make nominations or submit business before an annual meeting of the stockholders. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 12(a) and (b). Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8, or any successor provision, under the Exchange Act.

(6)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 12 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

(7)    Nothing in this Section 12 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission by such stockholder or Stockholder Associated Person.

Section 13.       INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed with the records of the stockholders meetings.

ARTICLE III

DIRECTORS

Section 1.         GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In case of failure to elect Directors at an annual meeting of the stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

Section 2.         NUMBER, ELECTION, AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors; provided, that the number thereof shall never be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”), nor more than 15; and further provided, that the tenure of office of a Director shall not be affected by any decrease in the number of directors. Unless otherwise provided in the charter of the Corporation or these Bylaws, the Directors shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until the next annual meeting of the stockholders and until their successor is elected and qualifies or until their earlier death, resignation or removal. At least a majority of the Board of Directors shall be directors whom the Board of Directors has determined are independent under the standards established by the Board of Directors and in accordance with the then applicable listing requirements of the New York Stock Exchange. A Director shall be an individual at least 21 years of age who is not under legal disability. The third sentence of this Article III, Section 2 shall be effective from and after the commencement of trading of securities of the Corporation on the New York Stock Exchange, and not prior thereto.

Section 3.         ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4.         SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chair of the board, the chief executive officer or the president or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5.         NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, U.S. mail or courier to each Director at their business or residence address or by any other means permitted under Maryland law. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by U.S. mail shall be given at least five days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or their agent is personally given such notice in a telephone call to which the Director or their agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.         QUORUM. A majority of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other proportion of a particular group of Directors is required for action, a quorum must also include a majority or such other proportion of such group.

  The Directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave less than a quorum.

Section 7.         VOTING. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.

Section 8.         TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.         INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Corporation by each Director and such written or electronic consent is filed with the minutes of proceedings of the Board of Directors.

Section 10.       ORGANIZATION. At each meeting of the Board of Directors, the chair of the board or, in the absence of the chair of the board, the vice chair, if any, of the Board of Directors, or, in the absence of both the chair and the vice chair, if any, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a Director chosen by a majority of the remaining Directors present, shall act as chair of the meeting. The secretary or, in their absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chair, shall act as secretary of the meeting.

Section 11.       VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation, or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than a quorum of Directors remain). Any vacancy (including a vacancy created by an increase in the number of Directors) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Directors, even if the remaining Directors do not constitute a quorum. Any individual so elected as Director shall hold office for the unexpired term of the Director he or she is replacing and until a successor is elected and qualifies.

Section 12.       COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.       LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

Section 14.       SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of their duties.

Section 15.       RELIANCE. Each Director, officer, employee and agent of the Corporation shall, in the performance of their duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Directors or officers of the Corporation, as to matters which the Director, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, regardless of whether such counsel or expert may also be a Director.

Section 16.       RATIFICATION. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

ARTICLE IV

COMMITTEES

Section 1.         NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee and may appoint other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors; provided, however, that the membership of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee at all times shall comply with the independence and other listing requirements and rules and regulations of the New York Stock Exchange and the rules and regulations promulgated under the federal securities laws, and any other independence and other requirements set forth in the Corporation’s corporate governance guidelines and applicable committee charters.

Section 2.         POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.

Section 3.         MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member provided that such Director meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the next succeeding meeting.

Section 4.         QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Directors, or the members of a committee to which such power has been duly delegated by the Board of Directors, may designate a chair of any committee, and such chair or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

Section 5.         TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.         INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Corporation by each member of the committee and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 7.         VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.         GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer or president may appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until their successor is elected and qualifies or until their death, resignation or removal in the manner hereinafter provided. Any two or more offices except (1) president and vice president and (2) chief executive officer and vice president may be held by the same person. In its discretion, the Board of Directors may leave any office unfilled. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.         REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of their resignation to the Board of Directors, the chair of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.         VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.         CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, for the general management and administration of the business and affairs of the Corporation, and for the supervision of other officers. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the chair of the board or the vice chair of the board, if there be one, the chief executive officer shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present.

Section 5.         CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer. In the absence of both the chief executive officer and president, or in the event of a vacancy in both offices, the chief operating officer shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Directors.

Section 6.         CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 7.         CHAIR OF THE BOARD. The Board of Directors may designate a chair of the board and shall provide whether the chair of the board shall also be an officer of the Corporation. The chair of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Corporation. The chair of the board, if designated as an officer of the Corporation, may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The chair of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 8.         PRESIDENT. In the absence of the chair of the board and the chief executive officer, the president shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 9.         VICE PRESIDENTS. In the absence of each of the chief executive officer, the chief operating officer and the president or in the event of a vacancy in all three offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility. The chief executive officer or, in the event there is no chief executive officer, the president may designate one or more vice presidents as vice president for particular areas of responsibility.

Section 10.       SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11.       TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

 The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all their transactions as treasurer and of the financial condition of the Corporation.

Section 12.       ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Directors.

Section 13.       COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors or a committee thereof and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.         CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation.

Section 2.         CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.         DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1.         CERTIFICATES. Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.         TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by their attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The Board of Directors may require that outstanding certificated shares upon surrender for transfer be issued without certificates Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on share certificates.

 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

 Notwithstanding the foregoing, transfers of shares of any class or series of stock of the Corporation will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3.         REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued. When authorizing the issuance of a new certificate, an officer of the Corporation may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.         CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to 5:00 p.m., Eastern Time, on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

 In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

 If no record date is fixed and the share transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 p.m., Eastern Time, on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

 When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.         STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6.         FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the issuance of fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred to the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

 The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.         AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the applicable provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the applicable provisions of law and the charter of the Corporation.

Section 2.         CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INVESTMENT POLICY

 Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1.         SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year and state of its incorporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.         AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

 To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws and any indemnification agreement in effect from time to time, the Corporation shall indemnify, and without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (a) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of their service in such capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

 Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or omission that occurred prior to the effective date of such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

 Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

 The Board of Directors is vested with the power to adopt, alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

ARTICLE XV

BOOKS AND RECORDS

 The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

ARTICLE XVI

SEVERABILITY

 If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

ARTICLE XVII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

 Unless the Corporation consents in writing to the selection of an alternative forum, any state court of competent jurisdiction in Maryland, or, if such state courts do not have jurisdiction, the United States District Court for the District of Maryland shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action, suit or proceeding brought on behalf of the Corporation, other than actions arising under federal securities laws, (c) any action, suit or proceeding asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the charter of the Corporation or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), including all causes of action asserted against any defendant to such complaint, or any rule or regulation thereunder, provided, however, that if the foregoing provisions of this paragraph are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder shall be the circuit courts of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the foregoing provisions of this paragraph, which are intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

 If any provision or provisions of this Article XVII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVII (including, without limitation, each portion of any paragraph of this Article XVII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Approved February 8, 2023